UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 2, 2011

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32496	77-0635673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Belt Line Road, Suite 200, Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 687-0030

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 2, 2011, Cano Petroleum, Inc. (“Cano”) received a letter from NYSE Amex LLC (the “Exchange”) confirming its intent to strike the common stock of Cano from the Exchange by filing a delisting application with the Securities and Exchange Commission (the “SEC”) pursuant to Section 1009(d) of the Exchange’s Company Guide (the “Company Guide”).

As Cano previously reported, on October 26, 2011, the Exchange Staff (the “Staff”) notified Cano that is was not in compliance with the following sections of the Company Guide:

-                                            Section 1003(a)(i) — stockholders’ equity of less than $2,000,000 and net losses in two of its three most recent fiscal years;

-                                            Section 1003(a)(ii) — stockholders’ equity of less than $4,000,000 and net losses in three of its four most recent fiscal years;

-                                            Section 1003(a)(iii) — stockholders’ equity of less than $6,000,000 and net losses in five consecutive years; and

-                                            Section 1003(a)(iv) — Cano has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Cano will be able to continue operations and/or meet its obligations as they mature.

Additionally, as Cano previously reported, on November 22, 2011, the Staff determined that the Cano’s securities had been selling for a low price per share for a substantial period of time and, pursuant to Section 1003(f)(v) of the Company Guide, Cano’s continued listing was predicated on it effecting a reverse stock split of its common stock within a reasonable period of time.

Pursuant to Section 1009 of the Company Guide, Cano was given the opportunity to submit a plan of compliance (a “Plan”) by November 28, 2011 advising the Exchange of actions it had taken, or would take, to regain compliance with Section 1003(a)(iv) of the Company Guide by January 26, 2012, Section 1003(f)(v) of the Company Guide by May 22, 2012 and Section 1003(a)(i), Section 1003(a)(ii) and Section 1003(a)(iii) of the Company Guide by October 26, 2012.   Cano submitted its Plan on November 30, 2011.  In its December 2, 2011 letter, the Staff stated that upon a review of the Plan, the Staff determined that the Plan did not sufficiently address how Cano intended to regain compliance.  Accordingly, the Staff determined that it was appropriate to initiate delisting proceedings (the “Staff Determination”).  The Staff Determination constitutes notice of a failure to satisfy certain continued listing standards.

In accordance with Sections 1203 and 1009(d) of the Company Guide, Cano has a limited right to appeal the Staff Determination by requesting an oral hearing or a hearing based on a written submission before a Listing Qualifications Panel.  Cano’s written request for a hearing must be received by the Exchange by December 9, 2011.  Cano intends to appeal the Staff Determination.  However, there can be no assurance Cano’s request for continued listing will be granted.  Cano is also taking action to have its common stock eligible to be quoted on the OTC Pink market.  However, Cano can provide no assurance that its common stock will be quoted on the OTC Pink market or continue to trade in any other forum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: December 8, 2011
	By:	/s/ John H. Homier
John H. Homier
Chief Financial Officer